Exhibit 99.3

Consultants
Dato’ Nitin Nadkarni
Lim Heng Seng

Senior Partners
Datuk Aznam Mansor
Kumar Kanagasingam
Lambert Rasa-Ratnam
Dato’ Thomas M.L. Lee

Partners
Amardeep Singh Toor
Andrea Chew Mei Yng
Andrew Chiew Ean Vooi
Aniza Osman
Bella Chu Chai Yee
Chan Mun Yew
Chia Oh Sheng
Chris Toh Pei Roo
CK Lung
Crystal Wong Wai Chin
Darshendev Singh
G. Vijay Kumar
Ho Ai Ting
Hoi Jack S'ng
Ivy Ling Yieng Ping
Jason Tan Jia Xin
Joyce Ong Kar Yee
Keshanivaarini Baskaran
Lim Chee Yong
Megat Hizaini Hassan
Mong Chung Seng
Nicola Tang Zhan Ying
Nurul Aisyah Hassan
Shaleni R.Anpualagan
Sean Yeow Huang-Meng
Shariffullah Majeed
Steven S.Y. Tee
Tan Hooi  Ping
Tay Weng Hwee
Teo Wai Sum
Tiara Katrina Fuad
Zaharah Othman

(All names in alphabetical order)

Commissioners for Oaths
Mediator (MMC)

Notary Public Registered Trademark & Industrial Design Agent

Also at Johor Bahru and Penang

Please quote our reference when replying Our reference: LWX/CY/64668/23 13 May 2024
Super Hi International Holding Ltd.	By Email

Offices of Conyers Trust Company (Cayman) Limited
Cricket Square, Hutchins Drive

PO Box 2681, Grand Cayman

KY1-1111, Cayman Islands

Dear Sirs,

LEGAL OPINION ON MALAYSIAN LAW IN CONNECTION WITH PROPOSED OFFERING AND LISTING OF AMERICAN DEPOSITORY SHARES OF SUPER HI INTERNATIONAL HOLDING LTD. (COMPANY) ON THE NASDAQ STOCK MARKET (NASDAQ)

1.           Introduction

1.1           We are advocates and solicitors admitted to the High Court of Malaysia and are qualified Malaysian law practitioners. We have been asked to issue this legal opinion (Opinion) in our capacity as Malaysian legal advisers to the Company, a company incorporated under laws of the Cayman Islands, in relation to the proposed initial public offering (Offering) of the American Depository Shares (ADSs) of the Company and the proposed listing of the ADSs on the NASDAQ (Listing).

1.2           This opinion is given to the Company solely for its benefit in connection with (i) the Offering as further described in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (Registration Statement), filed by the Company with the U.S Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, in relation to the Offering, and (ii) the Listing.

2.           Scope of Opinion

2.1           This Opinion relates only to the laws of general application in Malaysia as at the date hereof and is given on the basis that this Opinion will be governed by and construed in accordance with the laws and regulations of Malaysia.

2.2           We have made no investigation of, and do not express or imply any views on, the laws of any country other than Malaysia or on matters which do not relate to legal matters in Malaysia. The Malaysian laws referred to herein are laws and regulations publicly available and currently in force as of the date hereof and there is no assurance that any of such laws and regulations or the interpretation or enforcement thereof, will not be changed, amended or revoked in the immediate future or in the long term with or without retrospective effect.

We do not accept service of court documents by facsimile

13 May 2024

2.3	Without prejudice to the foregoing:

(a)	We express no opinion (i) on any taxation laws of any jurisdiction (ii) with regard to the effect of any systems of law (other than Malaysian law) even in cases where, under Malaysian law, any foreign law should be applied, and we therefore assume that any applicable law (other than Malaysian law) would not affect or qualify the opinions as set out below, and (iii) on matters of fact or commercial matters.

(b)	This Opinion speaks as of the date hereof, no obligation is assumed to update this Opinion or to inform any person of any changes of law or other matters (including matters of fact) coming to our knowledge and occurring after this date, which may, affect this Opinion in any respect.

3.	Opinion

Based on the foregoing and subject to the qualifications herein, we are of the opinion that:

All statements set forth in the Registration Statement under the captions ‘Enforceability of Civil Liabilities’ and ‘Regulations’ in each case insofar as such statements describe or summarize Malaysian laws or proceedings referred to therein, are true and accurate in all material respects, and fairly present and summarize in all material respects the Malaysian laws or proceedings referred to therein, and nothing has been omitted from such statements which would make the same misleading in any material respects. The disclosures containing our opinions in the Registration Statement under the captions ‘Enforceability of Civil Liabilities’ and ‘Regulations’ constitute our opinions.

4.	Qualifications

This Opinion is subject to the following qualifications:

(a)	We have relied on the truth, accuracy and completeness of factual statements or representations provided to us by any director, officer or other representative of Hai Di Lao Malaysia Sdn Bhd, Haidilao International Food Services Malaysia Sdn Bhd and Jomamigo Dining Malaysia Sdn Bhd (collectively, Malaysian Subsidiaries) and the Company (including their advisers and service providers), whether or not in writing, in respect of matters concerning the Company and the Malaysian Subsidiaries.

(b)	This Opinion is limited strictly to the matters stated herein and does not apply by implication to any other matters.

5.	Benefit of this Opinion

This Opinion is addressed to the Company solely for its own benefit and only in connection with the Offering and this Opinion is not to be –

(a)	relied upon by any other person or used for any purpose other than as contemplated in paragraph 7 below; and

13 May 2024

(b)	disclosed to any person (other than the affiliates and legal advisors of the Company) or quoted or referred to in any public document or filed with any government or regulatory agency or stock or other exchange or any other person without our express prior written consent other than as contemplated in paragraph 7 below.

6.	For the avoidance of doubt, this Opinion is not to be relied upon by, nor do we accept any liability to anyone, other than the Company (even though the Company may have provided a copy of our Opinion to another person with our prior written consent). To the extent permitted by applicable law and regulation, the Company may rely on this Opinion only on condition that our maximum aggregate liability under or in respect of the matters addressed in this Opinion is limited to our total net legal fees in connection with the Listing.

7.	We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement.

Yours faithfully,

/s/ Bella Chu Chai Yee

Partner

Direct line: 603 6208 5887

Email: cy@lh-ag.com